                           FIRST AMENDMENT TO LEASE

    THIS FIRST AMENDMENT TO LEASE (the "First Amendment") is entered into effective as of April 1, 1998 by and between KILROY REALTY, L.P, a Delaware limited partnership ("Landlord") and PRINTRAK INTERNATIONAL INCORPORATED, a California corporation ("Tenant") with respect to the following facts:

                                    REALTY

    A. Landlord is under contract to purchase certain real property commonly known as 1250 North Tustin Avenue, Anaheim, California (the "Premises") from RICOL, LLC, a California limited liability company ("RICOL"). Tenant is the tenant of the Premises pursuant to the certain written Commercial Lease, dated May 12, 1995, by and between RICOL and Tenant (the "Lease").

    B. Subject to Landlord's acquisition of title to the Premises, Landlord and Tenant desire to amend the Lease upon the terms and conditions set forth herein.

                                   AGREEMENT

    NOW, THEREFORE, IN CONSIDERATION OF the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

    1. CAPITALIZED TERMS. The defined terms used in this First Amendment, as indicated by the first letter of a word being capitalized, shall have the same meaning in this First Amendment as such terms and provisions have in the Lease.

    2. CONDITION TO FIRST AMENDMENT. The effectiveness of this First Amendment shall be conditioned solely upon the close of escrow and Landlord's acquisition of legal title to the Premises.

    3. COMMENCEMENT DATE AND TERM. Section 2.1 of the Lease is hereby amended to extend the Term of the Lease such that the Term shall be for a period of six (6) years commencing May 1, 1998, and ending April 30, 2004, unless sooner terminated in accordance with the provisions of the Lease. In the event that Landlord obtains title to the Premises prior to May 1, 1998, rent shall be prorated on a daily basis and payable by Tenant to Landlord with the first installment of rent due under the Lease, unless April rent is prorated through escrow in connection with Landlord's acquisition of the Premises.

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    4.  MONTHLY RENTAL.  Section 4.1 of the Lease is hereby amended to provide that Monthly Rental shall be Fifty-Eight Thousand Eighty-Seven Dollars and Sixty-Five Cents ($58,087.65) per month, commencing May 1, 1998, subject to adjustment as set forth in the Lease.

    5. ADJUSTMENT TO RENTAL. Section 4.2 of the Lease is hereby amended to provide that the annual increases in Monthly Rental pursuant to Section 4.2 shall not be greater than six percent (6%), nor less than three percent (3%), for any single year during the Term.

    6. OPTION TO RENEW: Tenant shall have the option to extend the Term of the Lease for one (1) additional five (5) year period (the "Additional Term"). Such option shall be exercised, if at all, by written notice of Tenant's election to exercise the option delivered to Landlord no earlier than two hundred seventy (270) days, nor later than one hundred eighty (180) days, prior to the expiration of the Term of the Lease. If Tenant fails timely to exercise or is not entitled to exercise this option to renew, then Tenant's option to renew shall automatically lapse and thereafter not be exercisable by Tenant. If Tenant is entitled to and does give notice in the manner and within the time frame set forth in this paragraph, then the Term shall be extended by the Additional Term, on all of the conditions set forth in the original Lease; provided, however, that:

        (1) Monthly Rental for the Additional Term shall be equal to the then "Fair Market Rental Rate" (as defined below) of the Premises. Landlord shall, in response to and within thirty (30) days after receipt of Tenant's notice of exercise of the option to renew, give Tenant written notice of the then applicable "Fair Market Rental Rate" as determined in good faith by Landlord. "Fair Market Rental Rate" means the then prevailing annual rental rate per square foot of rentable area in comparable buildings in the Anaheim, CA, industrial area, comparable in area and location to a Premises. Not later than thirty (30) days after Landlord's notice to Tenant of the applicable "Fair Market Rental Rate", Tenant shall timely notify Landlord of Tenant's election to (i) have the "Fair Market Rental Rate" determined by the "appraisal" procedure described below, or (ii) accept Landlord's determination of the "Fair Market Rental Rate", or (iii) elect not to exercise Tenant's option to extend. If Tenant fails to notify Landlord within such thirty (30) day period of Tenant's election, then Tenant shall be deemed to have accepted Landlord's determination of "Fair Market Rental Rate" and to have waived its right to an appraisal. Tenant's notice under subparagraphs
(i) or (ii) shall be deemed Tenant's exercise of the option to extend the Term.

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    If Tenant exercises its option to renew and timely elects to have the
"Fair Market Rental Rate" determined by appraisal, then each party shall appoint an appraiser within forty (40) days after such exercise date. The two appraisers shall within a period of five additional days, agree upon and appoint an additional appraiser. The three appraisers shall, within thirty
(30) days after the appointment of the third appraiser, determine the Fair Market Rental Value of the Premises in writing and submit their report to all of the parties. The Fair Market Rental Value shall be determined by disregarding the appraiser's valuation that diverges the greatest from each of the other two appraisers' valuations, and the arithmetic mean of the remaining two appraisers' valuations shall be the Fair Market Rental Value. Each party shall pay for the services of the appraiser selected by it, plus one half of the fee charged by the third appraiser, and one half of all other costs relating to the determination of Fair Market Rental Value;

        (2) There shall be no commissions payable in connection with the exercise of the option to renew; and

        (3) This option is personal to Tenant and there shall be no further options to extend the Term.

     7. PERMITTED USE. Notwithstanding anything set forth in Section 7.1 of the Lease to the contrary, Landlord's written consent to Tenant's request to change the permitted use of the Premises shall not be unreasonably withheld.

     8.  POLICY FORM--DEDUCTIBLE.  Notwithstanding the last sentence of
Section 11.2, the policies maintained by Tenant pursuant to Section 11.1(a) (comprehensive or commercial general liability), Section 11.1(e) (leasehold improvements) and Section 11.1(g) (all-risk, direct physical loss or damage) may be subject to a deductible of not more than Twenty Five Thousand Dollars ($25,000).

     9. ESTOPPEL CERTIFICATE AND NON-DISTURBANCE AGREEMENT. The Estoppel Certificate referred to in Section 15.3, and the non-disturbance agreement referred to in Section 15.4 of the Lease shall, at the option of Landlord or Landlord's lender, each be in the customary, commercially reasonable, form of the requesting lender or of the purchaser of all or a portion of the Premises.

    10. MEMORANDUM OF LEASE. Section 19.14 is hereby deleted in its entirety, and, at Tenant's option, Landlord and Tenant shall execute and record a short form memorandum of lease in form and substance reasonably acceptable to Landlord.

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    11.  SERVICE CHARGE.  Section 19.24 is hereby deleted in its entirety.

    12. ENVIRONMENTAL MATTERS--TENANT'S OBLIGATIONS. Section 19.25(b)(1)(i) is hereby amended by the addition of the following language: "provided, however, that the foregoing covenant shall not extend to materials typically found or used in computer software and hardware research and development applications so long as (a) such materials and any equipment which generates such materials are maintained only in such quantities as are reasonably necessary for Tenant's operations in the Premises, (b) such materials are used strictly in accordance with all Environmental Laws and the manufacturers' instructions therefor, (c) such materials are not disposed of in or about the Premises in a manner which would constitute a release or discharge thereof, and (d) all such materials and any equipment which generates such materials are removed from the Premises by Tenant upon the expiration or earlier termination of this Lease."

    In addition, Section 11.5 of the Lease is hereby amended by adding the following to the end of both clauses (iv) and (v): "...as a result of the negligence or willful misconduct of Tenant, its agents, employees, invitees or contractors; provided, that Tenant acknowledges its duty to supervise and control access to the Premises in a commercially reasonable and prudent manner."

    13. BROKERS. Tenant warrants and represents that it has not dealt with any real estate broker or agent in connection with this First Amendment or its negotiation. Tenant shall indemnify and hold Landlord harmless from any cost, expense or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this First Amendment or its negotiation by reason of any act of Tenant.

    14. NOTICE. The address of Lessor for purposes of notices is hereby amended to provide the following addresses for notice to Landlord:

To Landlord:  Kilroy Realty, L.P.
              c/o Kilroy Realty Corporation
              2250 East Imperial Highway, Suite 1200
              El Segundo, California 90245
              Attention:  Jeffrey C. Hawken
              Phone No.   (213) 772-1193
              Fax No.     (310) 322-5981

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With a copy   McDaniel & McDaniel
         to:  2250 East Imperial Highway, Suite 1200
              El Segundo, California 90245
              Attention:  Marshall McDaniel
              Tel. No.    (310) 640-1960
              Fax. No.     (310) 322-8790

    15. IMPROVEMENTS. Notwithstanding Section 8.3, but subject to Landlord's prior written approval of detailed plans and specifications to be submitted by Tenant at least thirty (30) days prior to commencement, Tenant shall be permitted to construct certain improvements and alterations to the Premises consisting of administrative offices in the central area of the first floor and the installation of an elevator near the lobby. Tenant shall be responsible for all such construction and obtaining all necessary permits and approvals therefor, and shall give Landlord at least twenty (20) days notice prior to commencement to allow Landlord to record and post notices of non-responsibility. Tenant shall maintain the Premises free of mechanic's or materialmens' liens and shall indemnify defend and hold Landlord harmless from and against any claims, liability or damages, including reasonable attorneys' and experts' fees arising out of such construction. All such improvements and alterations shall be the property of Landlord and shall remain upon and be surrendered with the Premises upon expiration of the Term, unless Landlord elects to require their removal. Landlord shall reimburse Tenant for the actual costs, in the approximate amount of Two Hundred Thousand Dollars ($200,000), incurred by Tenant in constructing the approved improvements and alterations; provided, that the amount reimbursed, plus interest thereon at the rate of ten percent (10%) per annum, shall be amortized over the portion of the Term remaining as of the date of such reimbursement payment, and shall be repaid to Landlord thereafter in monthly installments which shall be added to and considered a part of the Monthly Rental due and payable by Tenant under the Lease.

    16. LEASE IN EFFECT. Landlord and Tenant acknowledge and agree that the Lease, except as amended by this First Amendment, remains unmodified and in full force and effect in accordance with its terms.

    17. ENTIRE AGREEMENT. This First Amendment, together with the Lease, embodies the entire understanding between Landlord and Tenant with respect to the subject matter hereof and can be changed only by an instrument in writing executed by both Landlord and Tenant.

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

    18. CONFLICT OF TERMS. In the event that there is any conflict or inconsistency between the terms and conditions of the Lease and those of this First Amendment, the terms and conditions of this First Amendment shall control and govern the rights and obligations of the parties.

    19. COUNTERPARTS. This First Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute but one and the same instrument.

    IN WITNESS WHEREOF, the undersigned have entered into this First Amendment to be effective as of the date first above written.

                                       "Landlord"

                                       KILROY REALTY, L.P.,
                                       a Delaware limited partnership

                                       By:  Kilroy Realty Corporation,
                                            a Maryland corporation,
                                            its general partner

                                            By:
                                                ------------------------------
                                            Name:
                                                  ----------------------------
                                            Title:
                                                   ---------------------------


                                       "Tenant"

                                       PRINTRAK INTERNATIONAL INCORPORATED,
                                       a California corporation

                                       By: /s/ A.B. Castleman, Jr.
                                           -----------------------------------
                                       Name: A.B. Castleman, Jr.
                                             ---------------------------------
                                       Title: Vice Pres/CFO
                                              --------------------------------

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

    18. CONFLICT OF TERMS. In the event that there is any conflict or inconsistency between the terms and conditions of the Lease and those of this First Amendment, the terms and conditions of this First Amendment shall control and govern the rights and obligations of the parties.

    19. COUNTERPARTS. This First Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute but one and the same instrument.

    IN WITNESS WHEREOF, the undersigned have entered into this First Amendment to be effective as of the date first above written.

                                       "Landlord"

                                       KILROY REALTY, L.P.,
                                       a Delaware limited partnership

                                       By:  Kilroy Realty Corporation,
                                            a Maryland corporation,
                                            its general partner

                                            By: /s/ T. Patrick [illegible]
                                                ------------------------------
                                            Name:
                                                  ----------------------------
                                            Title:
                                                   ---------------------------


                                       "Tenant"

                                       PRINTRAK INTERNATIONAL INCORPORATED,
                                       a California corporation

                                       By:
                                           -----------------------------------
                                       Name:
                                             ---------------------------------
                                       Title:
                                              --------------------------------

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